UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 1, 2006

                                            INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

                                                  3700 Colonnade Parkway, Birmingham, Alabama 35243
(Address of principal executive offices) (Zip Code)

                                                                                      (205) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreements.

        Effective as of January 1, 2006, the Registrant’s wholly-owned subsidiary, Infinity Insurance Company (the “Company”), entered into employment agreements with each of the following executives of the Company: Glen N. Godwin, Western Regional President; John R. Miner, Central Regional President; Joseph A. Pietrangelo, Eastern Regional President; and Scott Pitrone, Southern Regional President. The employment agreements are summarized below:

      Employment Agreement with Glen N. Godwin

     Mr. Godwin’s employment agreement provides as follows:

•	The employment agreement is effective as of January 1, 2006 and expires on December 31, 2007.

•	Mr. Godwin will receive a base salary of at least $203,200 annually subject to annual review by the Chief Executive Officer who, in his discretion, may adjust the base salary upward (but not downward) based on his assessment of Mr. Godwin’s performance of his assigned duties and the overall performance of the region over which Mr. Godwin presides.

•	Mr. Godwin will participate in the Company’s incentive bonus compensation plan with an annual bonus target of at least 50% of Mr. Godwin’s annual base salary and otherwise on terms and conditions determined by the Chief Executive Officer.

•	Upon termination of employment for cause (as defined in the employment agreement), Mr. Godwin will receive payment of accrued but unearned salary through the date of termination, payment of accrued but unused vacation time and reimbursement of unreimbursed business expenses incurred prior to the date of termination.

•	Upon termination of employment without cause and provided that Mr. Godwin adheres to the non-competition, nondisclosure and non-recruitment covenants contained in the employment agreement, Mr. Godwin will receive payment of accrued but unearned salary through the date of termination; payment of prorated bonus; payment of accrued but unused vacation time; a lump sump payment equal to his current base salary; for a period of 12 months following the termination of employment, participation for Mr. Godwin and his dependents in all applicable benefit plans; reimbursement of unreimbursed business expenses incurred prior to the date of termination; vesting of all stock options and restricted shares awarded to Mr. Godwin; and immediate conversion to cash of all performance units issued to Mr. Godwin under the Company’s 2005 Long Term Incentive Compensation Plan.

•	Mr. Godwin is subject to non-competition, nondisclosure and non-recruitment covenants during and for applicable periods following employment.

      Employment Agreement with John R. Miner

•	Mr. Miner will receive a base salary of $350,000 during the first year of the employment agreement and $325,000 during the second year.

•	Mr. Miner will participate in the Company’s incentive bonus compensation plan with an annual bonus target of $300,000 for 2006 and $250,000 for 2007 and otherwise on terms and conditions determined by the Chief Executive Officer.

•	The terms of Mr. Miner’s employment agreement is otherwise substantially identical to Mr. Godwin’s employment agreement as outlined above.

      Employment Agreement with Joseph A. Pietrangelo

•	Mr. Pietrangelo will receive a base salary of at least $232,000 annually subject to annual review by the Chief Executive Officer who, in his discretion, may adjust the base salary upward (but not downward) based on his assessment of Mr. Pietrangelo’s performance of his assigned duties and the overall performance of the region over which Mr. Pietrangelo presides..

•	The terms of Mr. Pietrangelo’s employment agreement is otherwise substantially identical to Mr. Godwin’s employment agreement as outlined above.

      Employment Agreement with Scott Pitrone

•	Mr. Pitrone will receive a base salary of at least $200,000 annually subject to annual review by the Chief Executive Officer who, in his discretion, may adjust the base salary upward (but not downward) based on his assessment of Mr. Pitrone’s performance of his assigned duties and the overall performance of the region over which Mr. Pitrone presides..

•	The terms of Mr. Pitrone’s employment agreement is otherwise substantially identical to Mr. Godwin’s employment agreement as outlined above.

        The summaries of the employment agreements as set forth above are qualified in their entirety by the full text of the employment agreements attached as Exhibits 10.1 through 10.4 of this Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

        The following exhibits are furnished with this report on Form 8-K:

10.1	Employment Agreement dated as of January 1, 2006 between Infinity Insurance Company and Glen Godwin.

10.2	Employment Agreement dated as of January 1, 2006 between Infinity Insurance Company and John R. Miner.

10.3	Employment Agreement dated as of January 1, 2006 between Infinity Insurance Company and Joseph A. Pietrangelo.

10.4	Employment Agreement dated as of January 1, 2006 between Infinity Insurance Company and Scott Pitrone.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION BY: /s/ Samuel J. Simon Samuel J. Simon Executive Vice President General Counsel and Secretary

January 5, 2006